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                                                                     Exhibit 5.1


                     [MORRISON & FOERSTER LLP LETTERHEAD]



                            Morrison & Foerster LLP

                          1290 Avenue of the Americas

                               New York, NY 10104



                                                   November 9, 1998

EarthWeb  Inc.
3 Park Avenue
New York, NY 10016

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-1 filed by EarthWeb Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on August 6, 1998 (Registration
No. 333-60837), Amendment No. 1 thereto filed on September 21, 1998, Amendment No. 2 thereto filed on October 16, 1998 and Amendment No. 3 thereto filed on November 9, 1998 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock, par value $0.01 per share (the "Stock"), including authorized but unissued shares being offered by the Company and presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders") subject to the underwriters' over-allotment option. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

          As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of shares of its Stock. We have also examined the proceedings taken by the Company in connection with the sale of shares of Stock by the Selling Shareholders.

          We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of
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EarthWebb Inc.
November 9, 1998
Page 2




Stock that may be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                              Very truly yours,



                              Morrison & Foerster LLP